Exhibit 99.1

Lyft Announces Record Fourth Quarter and Fiscal Year Results

Surpasses $1 billion in quarterly revenue, up 52% year-over-year

Fiscal 2019 revenue of $3.6 billion up 68% year-over-year

Issues outlook for fiscal 2020

SAN FRANCISCO, CA, February 11, 2020 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its fourth quarter and fiscal year ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights

•	Lyft reported Q4 2019 revenue of $1,017.1 million versus $669.5 million in the fourth quarter of 2018, an increase of 52 percent year-over-year.

•

Net loss for Q4 2019 was $356.0 million versus a net loss of $248.9 million in the same period of 2018. Net loss for Q4 includes $207.3 million of stock-based compensation and related payroll tax expenses, as well as $18.8 million related to changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Net loss margin for Q4 was 35.0 percent and 37.2 percent in the fourth quarter of 2018.

•

Adjusted net loss for Q4 2019 was $121.4 million versus an adjusted net loss of $238.5 million in the fourth quarter of 2018. Adjusted net loss is adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and expenses related to acquisitions.

•

Lyft reported Contribution for Q4 2019 of $549.5 million versus $304.7 million in the fourth quarter of 2018, up 80 percent year-over-year. Contribution Margin for Q4 increased to 54.0 percent from 45.5 percent in the fourth quarter of 2018.

•

Adjusted EBITDA Loss for Q4 2019 was $130.7 million versus $251.1 million in the fourth quarter of 2018. Adjusted EBITDA Loss Margin for Q4 was 12.9 percent versus 37.5 percent in the fourth quarter of 2018.

Fiscal Year 2019 Financial Highlights

•	Lyft reported fiscal year 2019 revenue of $3.6 billion versus $2.2 billion in fiscal year 2018, an increase of 68 percent year-over-year.

•

Net loss for fiscal year 2019 was $2.6 billion versus a net loss of $0.9 billion in fiscal year 2018. Net loss for fiscal year 2019 includes $1.6 billion of stock-based compensation and related payroll tax expenses, as well as $270.3 million related to changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Net loss margin for fiscal year 2019 was 72.0 percent and 42.3 percent in fiscal year 2018.

•

Adjusted net loss for fiscal year 2019 was $651.8 million versus an adjusted net loss of $888.7 million in fiscal year 2018. Adjusted net loss is adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and expenses related to acquisitions.

•

Lyft reported Contribution for fiscal year 2019 of $1.8 billion versus $0.9 billion in fiscal year 2018, up 97 percent year-over-year. Contribution Margin for fiscal year 2019 increased to 50.1 percent from 42.7 percent versus fiscal year 2018.

•

Adjusted EBITDA Loss for fiscal year 2019 was $678.9 million versus $943.5 million in fiscal year 2018. Adjusted EBITDA Loss Margin for fiscal year 2019 was 18.8 percent versus 43.7 percent in fiscal year 2018.

	Fiscal 2018 Q4	Fiscal 2019 Q4	year-over-year change
Active Riders (in thousands)	18,586	22,905	23%
Revenue per Active Rider	$36.02	$44.40	23%

Revenue (in millions)	$669.5	$1,017.1	52%

“Fiscal 2019 was an exceptional year across the board. We significantly improved our path to profitability while simultaneously reaching critical milestones toward our long-term strategy.” said Logan Green, co-founder and chief executive officer of Lyft. “Continued strength in core rideshare drove our industry-leading growth, led by product innovation and operational excellence on every facet of our robust transportation platform. With the Lyft transportation network, we are already helping over 22 million consumers get around in a much more simple and economical way. Today, people can go to the Lyft app and choose their preferred mode of transportation, including cars, bikes, scooters, and public transit - all in one place.”

“During the year, we focused on profitable growth and consistently improved adjusted EBITDA margin in each of the last four consecutive quarters, outperforming our outlook,” said Brian Roberts, chief financial officer of Lyft. “We grew annual revenues by 68 percent year-over-year and demonstrated operating leverage that delivered over 50 percent improvement in annual adjusted EBITDA margin. Our consistent outperformance has been driven by our core values, operational excellence, and focused execution. As we begin 2020, we remain dedicated to delivering on our commitments to all of our stakeholders.”

Outlook:

For Q1, we anticipate:

•	Revenue to be between $1,055 million and $1,060 million

•	Q1 revenue growth to be between 36% and 37% year-over-year

•	Adjusted EBITDA loss to be between $140 million and $145 million

For FY 2020, we anticipate:

•	Revenue to be between $4,575 million and $4,650 million

•	Annual revenue growth rate to be between 27% and 29%

•	Adjusted EBITDA loss to be between $450 million and $490 million

For more information regarding the non-GAAP financial measures discussed in this earnings release, please see “GAAP to non-GAAP Reconciliations” below. Guidance for Adjusted EBITDA loss excludes interest income, other income (expense), provision for income taxes, depreciation and amortization, costs related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. We have not reconciled Adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between Adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. A reconciliation of historical Adjusted EBITDA is below.

Webcast

Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft

Lyft was founded in 2012 and provides millions of rides daily as one of the largest and fastest-growing transportation networks in the United States and Canada. As the world shifts away from car ownership to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals and transit all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information

Lyft intends to use its filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its blog (blog.lyft.com) and its Twitter account (@lyft) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Lyft’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Lyft’s future profitability and timing for profitability, Lyft’s future financial and operating performance, including its outlook and guidance for the first quarter of 2020 and full year 2020, demand for Lyft’s products and services and the markets in which Lyft operates and the future of Transportation-as-a-Service. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding our ability to forecast our business due to our limited operating history, our competition, fluctuations in the ridesharing market, our ability to attract and retain drivers and riders and our partner relationships. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft’s filings with the Securities and Exchange Commission (“SEC”), including Lyft’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 29, 2019, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and in our Annual Report on Form 10-K for the full year 2019 that will be filed with the SEC by March 30, 2020. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics

Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders.

In the fourth quarter of 2019, Lyft updated the definition of Active Riders to include riders who have migrated from the legacy Motivate platform to the Lyft platform, which resulted in a 0.01% increase or an additional 1,167 Active Riders in the fourth quarter. Prior to the fourth quarter of 2019, for Motivate, only riders that had taken a ride or rented a bike or scooter through the Lyft App during the quarter were counted as an Active Rider. This change had no impact on the Active Riders disclosed in any of the prior periods presented.

Non-GAAP Financial Measures

To supplement Lyft’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including adjusted net loss, adjusted net loss per share, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines adjusted net loss as net loss adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and cost related to acquisitions; Lyft defines adjusted net loss per share by dividing adjusted net loss by weighted-average shares outstanding; Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods; Lyft defines Contribution Margin for a period as Contribution for the period divided by Revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted to exclude interest income, other income (expense), net, provision for income taxes, depreciation and amortization, costs related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

Lyft records historical changes to liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of adjusted net loss, adjusted net loss per share, Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the historical changes to liabilities for insurance required by regulatory agencies from adjusted net loss, adjusted net loss per share, Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

Lyft uses adjusted net loss, adjusted net loss per share, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted net loss, adjusted net loss per share, Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted net loss, adjusted net loss per share, Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, adjusted net loss, adjusted net loss per share, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Catherine Buan / Shawn Woodhull	Adrian Durbin / Alexandra LaManna
investor@lyft.com	press@lyft.com

LYFT, INC.

Consolidated Balance Sheets

(in thousands, except for share and per share data)

(unaudited)

	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$358,319	$517,690
Short-term investments	2,491,805	1,520,180
Prepaid expenses and other current assets	397,239	282,572

Total current assets	3,247,363	2,320,442
Restricted cash and cash equivalents	204,976	187,374
Restricted investments	1,361,045	863,713
Property and equipment, net	188,603	109,257
Operating lease right of use assets	441,258	—
Intangible assets, net	82,919	117,733
Goodwill	158,725	152,085
Other assets	6,494	9,439

Total assets	$5,691,383	$3,760,043

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$38,839	$32,343
Insurance reserves	1,378,462	810,273
Accrued and other current liabilities	939,865	606,203
Operating lease liabilities — current	94,199	—

Total current liabilities	2,451,365	1,448,819
Operating lease liabilities	382,077	—
Other liabilities	3,857	30,458

Total liabilities	2,837,299	1,479,277

Commitments and contingencies (Note 8)
Redeemable convertible preferred stock, $0.00001 par value; no and 227,328,900 shares authorized as of December 31, 2019 and December 31, 2018, respectively; no and 219,175,709 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	—	5,152,047

Stockholders’ equity (deficit)
Preferred stock, $0.00001 par value; 1,000,000,000 and no shares authorized as of December 31, 2019 and December 31, 2018, respectively; no shares issued and outstanding as of December 31, 2019 and December 31, 2018	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares and 340,000,000 shares authorized, 293,793,151 Class A shares and 22,438,472 shares issued and outstanding, as of December 31, 2019 and December 31, 2018, respectively; 100,000,000 and no Class B shares authorized, 8,802,629 and no Class B shares issued and outstanding, as of December 31, 2019 and December 31, 2018, respectively	3	—
Additional paid-in capital	8,398,927	73,916
Accumulated other comprehensive income	2,725	133
Accumulated deficit	(5,547,571)	(2,945,330)

Total stockholders’ equity (deficit)	2,854,084	(2,871,281)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$5,691,383	$3,760,043

LYFT, INC.

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	Year Ended December 31,
	2019	2018	2017
Revenue	$3,615,960	$2,156,616	$1,059,881

Costs and expenses
Cost of revenue	2,176,469	1,243,400	659,533
Operations and support	636,116	338,402	183,513
Research and development	1,505,640	300,836	136,646
Sales and marketing	814,122	803,751	567,015
General and administrative	1,186,093	447,938	221,446

Total costs and expenses	6,318,440	3,134,327	1,768,153

Loss from operations	(2,702,480)	(977,711)	(708,272)
Interest income	102,506	66,462	20,243
Other income, net	89	652	284

Loss before income taxes	(2,599,885)	(910,597)	(687,745)
Provision for income taxes	2,356	738	556

Net loss	$(2,602,241)	$(911,335)	$(688,301)

Net loss per share, basic and diluted	$(11.44)	$(43.04)	$(35.53)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	227,498	21,176	19,371

Stock-based compensation included in costs and expenses:
Cost of revenue	$81,321	$501	$464
Operations and support	75,212	177	2,549
Research and development	971,941	4,107	2,379
Sales and marketing	72,046	261	415
General and administrative	398,791	3,531	3,739

LYFT, INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities
Net loss	$(2,602,241)	$(911,335)	$(688,301)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	108,429	18,752	2,611
Stock-based compensation	1,599,311	8,577	9,546
Amortization of premium on marketable securities	597	473	948
Accretion of discount on marketable securities	(39,285)	(23,605)	(5,542)
Loss on disposal of assets	36,541	—	—
Other	(875)	989	—
Changes in operating assets and liabilities
Prepaid expenses and other assets	(119,453)	(75,640)	(111,772)
Operating lease right-of-use assets	108,600	—	—
Accounts payable	5,067	(40,811)	21,384
Insurance reserves	568,190	433,735	244,587
Accrued and other liabilities	332,363	308,192	133,013
Lease liabilities	(102,946)	—	—

Net cash used in operating activities	(105,702)	(280,673)	(393,526)

Cash flows from investing activities
Purchases of marketable securities	(6,448,895)	(5,454,118)	(2,559,423)
Purchase of term deposit	(142,811)	—	—
Proceeds from sales of marketable securities	1,092,978	900,361	872,298
Proceeds from maturities of marketable securities	4,071,165	3,838,464	707,722
Purchases of property and equipment and scooter fleet	(178,088)	(68,668)	(7,537)
Purchases of other intangible assets	—	(2,200)	(4,486)
Cash paid for acquisitions, net of cash acquired	(12,323)	(257,591)	—
Other investing activities	7,131	—	—

Net cash used in investing activities	(1,610,843)	(1,043,752)	(991,426)

Cash flows from financing activities
Proceeds from issuance of common stock in initial public offering, net of underwriting commissions, offering costs and reimbursements	2,484,029	—	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	842,658	2,045,279
Proceeds from exercise of stock options and other common stock issuances	33,062	9,986	3,672
Payment of deferred offering costs	—	(406)	—
Taxes paid related to net share settlement of equity awards	(942,895)	—	—

Net cash provided by financing activities	1,574,196	852,238	2,048,951

Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	328	(246)	—
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	(142,021)	(472,433)	663,999
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	706,486	1,178,919	514,920

End of period	$564,465	$706,486	$1,178,919

Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$358,319	$517,690	$1,106,102
Restricted cash and cash equivalents	204,976	187,374	72,817
Restricted cash, included in prepaid expenses and other current assets	1,170	1,422	—

Total cash, cash equivalents and restricted cash and cash equivalents	$564,465	$706,486	$1,178,919

LYFT, INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2019	2018	2017
Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	13,070	$8,154	$704
Deferred offering costs accrued, unpaid	—	1,689	—
Right of use assets acquired under operating leases	264,076	—	—
Redeemable convertible preferred stock issued as part of a business combination	—	25,340	—
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	5,152,047	—	—
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	7,690	—	—
Decrease in goodwill from measurement period adjustments related to business combinations	3,240	—	—

LYFT, INC.

Calculations of Key Metrics and

GAAP to Non-GAAP Reconciliations

(in millions)

(unaudited)

	Three Months Ended December 31,
	2019	2018
Contribution
Revenue	$1,017.1	$669.5
Less cost of revenue	(502.8)	(367.0)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	3.6	2.1
Stock-based compensation expense	12.7	0.1
Payroll tax expense related to stock-based compensation	0.1	—
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	18.8	—

Contribution	$549.5	$304.7

Contribution Margin	54.0%	45.5%

	Three Months Ended December 31,
	2019	2018
Adjusted EBITDA
Net loss	$(356.0)	$(248.9)
Adjusted to exclude the following:
Interest income	(24.1)	(20.1)
Other (income) expense, net	0.3	(0.7)
Provision for income taxes	(2.0)	(0.4)
Depreciation and amortization	24.0	13.3
Costs related to acquisitions	1.0	3.5
Stock-based compensation	204.4	2.2
Payroll tax expense related to stock-based compensation	2.9	—
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	18.8	—

Adjusted EBITDA	$(130.7)	$(251.1)

Adjusted EBITDA Margin	(12.9%)	(37.5%)

	Three Months Ended December 31,
	2019	2018
Adjusted Net Loss
Net loss	$(356.0)	$(248.9)
Adjusted to exclude the following:
Amortization of intangible assets	7.5	4.7
Stock-based compensation	204.4	2.2
Payroll tax expense related to stock-based compensation	2.9	—
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	18.8	—
Costs related to acquisitions	1.0	3.5

Adjusted Net Loss	$(121.4)	$(238.5)

	Year Ended December 31,
	2019	2018
Contribution
Revenue	$3,616.0	$2,156.6
Less cost of revenue	(2,176.5)	(1,243.4)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	19.5	3.7
Stock-based compensation expense	81.4	0.5
Payroll tax expense related to stock-based compensation	1.8	—
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	270.3	3.4

Contribution	$1,812.5	$920.8

Contribution Margin	50.1%	42.7%

	Year Ended December 31,
	2019	2018
Adjusted EBITDA
Net loss	$(2,602.2)	$(911.3)
Adjusted to exclude the following:
Interest income	(102.5)	(66.5)
Other (income) expense, net	(0.1)	(0.7)
Provision for income taxes	2.3	0.7
Depreciation and amortization	108.3	18.8
Costs related to acquisitions	1.0	3.5
Stock-based compensation	1,599.3	8.6
Payroll tax expense related to stock-based compensation	44.7	—
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	270.3	3.4

Adjusted EBITDA	$(678.9)	$(943.5)

Adjusted EBITDA Margin	(18.8%)	(43.7%)

	Year Ended December 31,
	2019	2018
Adjusted Net Loss
Net loss	$(2,602.2)	$(911.3)
Adjusted to exclude the following:
Amortization of intangible assets	35.1	7.1
Stock-based compensation	1,599.3	8.6
Payroll tax expense related to stock-based compensation	44.7	—
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	270.3	3.4
Costs related to acquisitions	1.0	3.5

Adjusted Net Loss	$(651.8)	$(888.7)